Dorra Shaw & Dugan
           Certified Public Accountants




                                    October 21, 2004



     Securities and Exchange Commission
     Washington, D.C. 20549


     Ladies and Gentlemen:

     We were previously principal accountants for Trust
     Licensing, Inc., F/K/A New Mountaintop Corporation
     ("Company"). We reported on the Company's financial statements during the two-year period ended December 31, 2003 and for the interim quarterly periods ending March 31, 2004 and June 30, 2004. On October 11, 2004, we resigned as principal accountants for the Company.

     We have read the Company's description included under Item 4.01, "Changes in Registrant's Certifying Accountant" of its Form
     8-K/A dated October 21, 2004, and we agree with such statements.

     Very truly yours,

     Ariel J. Dorra, CPA













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